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Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT
OF
BROOKFIELD FINANCE II LLC

        This limited liability company agreement (this "Agreement") of Brookfield Finance II LLC, a Delaware limited liability company (the "Company"), is made effective as of September 24, 2020, by the sole member, Brookfield US Inc., a Delaware corporation (the "Initial Member"), pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware (6 Del.C. § 18-101, et seq.), as amended from time to time (the "Act"). Capitalized terms used in this Agreement which are not otherwise defined shall have the respective meanings given those terms in the Act.

        WHEREAS, the Company was formed as a limited liability company on September 24, 2020 by the filing of a Certificate of Formation with the Secretary of State of Delaware pursuant to and in accordance with the Act; and

        WHEREAS, the Initial Member agrees that the membership in and management of the Company shall be governed by the terms set forth herein.

        NOW, THEREFORE, the Initial Member hereby agrees as follows:

  1.
  Definitions

  (a)
  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question.

  (b)
  "Board of Managers" has the meaning assigned to such term in Section 23.

  (c)
  "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

  (d)
  "Common Shares" means any units representing limited liability company interests of the Company that are not Preferred Shares.

  (e)
  "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

  (f)
  "Indemnified Person" means (a) any Person who is or was a manager or officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person the Board of Managers designates as an "Indemnified Person" for purposes of this Agreement.

  (g)
  "Manager" has the meaning assigned to such term in Section 23.

  (h)
  "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

  (i)
  "Preferred Shares" means a class of units representing limited liability company interests of the Company that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of units representing limited liability company interests of the Company in (i) the right to share profits or losses or items thereof, (ii) the right to share in Company distributions, or (iii) rights upon dissolution or liquidation of the Company.

  (j)
  "Record Holder" or "holder" means (a) with respect to any Common Shares or Preferred Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

    (k)
    "Share Designation" means a written action or actions approved by the Board of Managers authorizing the issuance pursuant to Section 14(a) of additional Shares, which may be issued in one or more classes or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to or senior or superior to any existing classes or series of Shares), as shall be fixed by the Board of Managers and reflected in a Share Designation, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such class or series will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company (including any payments); (iv) whether, and the terms and conditions upon which, the Company may redeem such Shares (including sinking fund provisions); (v) whether such Shares are issued with the privilege of conversion or exchange into Shares of any other class or series or any other security issued by the Company or another entity and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of the Record Holder of any such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any action of the Board of Managers amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Company for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, this Agreement.

    (l)
    "Share" means a unit issued by the Company representing a limited liability company interest in the Company, including the right of the Record Holder of such Share to any and all benefits to which a Record Holder may be entitled as provided in this Agreement, together with the obligation of such Record Holder to comply with all the terms and provisions of this Agreement and the Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

    (m)
    "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests of such Person or holds a sole general partner interest or managing member or similar interest in such Person.

    (n)
    "Transfer Agent" means, with respect to any class or series of Shares, the bank, trust company or other Person (including the Company or one of its Affiliates) appointed from time to time by the Company to act as registrar and transfer agent for such class or series; provided, that if no Transfer Agent is specifically designated for a class or series of Shares, the Company shall act in such capacity for such class or series.

  2.
  Name.    The name of the Company is Brookfield Finance II LLC.

  3.
  Purpose.    The Company is formed for the purpose of engaging in any lawful acts or activities permitted by limited liability companies under the Act and to engage in any and all activities necessary or incidental thereto.

  4.
  Certificate.    Steven Bentsianov is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company. Upon the filing of the Certificate of Formation, his powers as an "authorized person" ceased, and the Initial Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Initial Member or an officer of the Company shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

  5.
  Powers.    The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Member(s) pursuant to this Agreement.

  6.
  Term.    The term of the Company commences on the date of filing of the Certificate of Formation and shall continue in existence until dissolved in accordance with Section 26 of this Agreement or otherwise in accordance with the Act.

  7.
  Registered Office and Agent.    The address of the registered office and the agent for service of process for the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, USA.

  8.
  Principal Business Office.    The principal place of business and office of the Company shall be located at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281-1023, and the Company's business shall be conducted from such place or places as may hereafter be determined by the Initial Member or the Board of Managers (as defined below).

  9.
  Name and Mailing Address of the Initial Member.    The name and mailing address of the Initial Member is as follows:

Name	Mailing Address
Brookfield US Inc.	Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023
  10.
  Additional Members.

  (a)
  A Person shall be admitted as an additional Member (and together with the Initial Member, a "Member") and shall become bound by the terms of this Agreement when such Person purchases or otherwise lawfully acquires a Share and becomes the Record Holder of such Share, with or without execution of this Agreement. A Person may become a Record Holder without the consent or approval of the Initial Member or any other Member. A Person may not become a Member without acquiring a Share.

  (b)
  The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Company shall update the books and records from time to time as necessary to reflect accurately the information contained therein (or shall cause the Transfer Agent to do so, as applicable).

  11.
  Transfer.    Subject to, with respect to any series or class of Shares, the provisions of any Share Designation or amendment to this Agreement, any contractual provisions binding on any Member and provisions of applicable law, including the Act and the Securities Act of 1933, as amended, Shares shall be freely transferable. By acceptance of the transfer of any Share in accordance with this Section 11 or the issuance of any Share in accordance with this Agreement, each transferee of a Share, including any nominee holder or agent or representative acquiring such Share for the account of another person, (i) shall become the record holder of the Share so transferred or issued, (ii) shall be admitted to the Company as a Member with respect to the Share so transferred or issued to such transferee or other recipient when any such transfer or admission is reflected in the books and records of the Company, with or without execution of this Agreement, (iii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, with or without execution of this Agreement, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, and (v) makes the consents, acknowledgements and waivers contained in this Agreement. Neither the transfer of any Share nor the admission of any new Member shall constitute an amendment to this Agreement.

  12.
  [Reserved].

  13.
  Share Capital Contributions.    A Member's capital contributions, in cash or in other assets, shall be shown on the Company's books and records from time to time, which shall at all times be kept at the principal place of business and office of the Company. A Member may, but is not required, to make any additional share capital contributions to the Company. The Initial Member's initial share capital contribution at the time of formation is set out in Schedule A hereto. Except to the extent expressly provided in this Agreement (including any Share Designation): (i) no Member shall be entitled to the withdrawal or return of its capital contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by the Act and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of capital contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on capital contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company.

  14.
  Shares.

  (a)
  The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Managers shall determine, all without the approval of any Members. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Share shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

  (b)
  The holders of Common Shares have the right to one vote per Common Share, and the right to receive distribution of the Company's assets in accordance with this Agreement and the Act. Subject to the provisions of any Share Designation or amendment to this Agreement, holders of Preferred Shares shall not have any voting rights or rights to consent or approve any action or matter.

  (c)
  Subject to the provisions of any Share Designation or amendment to this Agreement, Shares shall not be certificated and each Member's ownership in the Company shall be recorded in the Company's register.

  (d)
  An assignee of Shares shall become, and be entitled to exercise the rights and powers of and be subject to the liability of, a Member. Such Member ownership shall become effective when the assignee's admission is reflected in the Company's register.

  (e)
  The Company shall maintain an account of share capital in respect of contribution on Shares.

  15.
  Retained Earnings.    The profits and losses of the Company for each taxable year shall be determined on an annual basis and shall be available for distribution to the Member(s). The cumulative net amount at any time shall be "Retained Earnings."

  16.
  Distributions.    Subject to the terms of any Preferred Shares, the Company shall be entitled to make distributions in respect of a Common Share held by the Initial Member as follows:

  (a)
  As a return of capital in respect of a Common Share; and

  (b)
  As a distribution other than a return of capital.

    Distributions shall be made to a Member at such times and in such amounts as may be determined in the sole discretion of the Board of Managers. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

  17.
  Share Redemption.    Subject to the terms of any Preferred Shares, the Company shall be entitled at its discretion to purchase for cancellation any Shares held by a Member provided such purchase does not violate Section 18-607 of the Act or other applicable law.

  18.
  Tax Matters.    The Company shall take all actions necessary to have the Company treated as a corporation for U.S. tax purposes. All provisions of this Agreement are to be construed so as to preserve the Company's tax status as a corporation.

  19.
  Elections.    The Company shall determine the accounting methods and conventions under the tax laws of any and all applicable jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns. The Company shall make or refrain from making any and all elections permitted by such tax laws.

  20.
  Limited Liability.    Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member nor any Manager, officer, employee or agent of the Company (including a Person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

  21.
  Indemnification.

  (a)
  The Company hereby agrees to indemnify and hold harmless each Indemnified Person to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any amendment, substitution or replacement, only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including reasonable attorneys' fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person made a party or threatened to be made a party to or involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution (each, a "Proceeding") by reason of the fact that such Person is or was an Indemnified Person or is or was serving as a manager, officer, employee or agent of a subsidiary of the Company; provided, that no such Person will be indemnified for any expenses, liabilities and losses suffered that are attributable to such Person's bad faith, intentional misconduct or knowing violation of law; provided however, that any indemnity under this Section 21 shall be provided out of and to the extent of Company assets only, and no Member nor any Manager, officer, employee or agent of the Company shall have any personal liability on account thereof. Expenses, including reasonable attorney's fees and expenses, incurred by any such Indemnified Person in connection with a Proceeding will be paid by the Company in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Person to repay promptly such amount if it will ultimately be determined that such Person is not entitled to be indemnified by the Company.

  (b)
  The Company may, to the extent authorized from time to time by the Board of Managers, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Section 21 to Indemnified Persons.

  22.
  Termination of Share Ownership.    The rights of a Member to receive distributions and to transfer its interest in the Company shall, on the dissolution, termination, winding up, bankruptcy, or other inability to act in such capacity, devolve on its legal representative for the purpose of settling its estate or administering its property.

  23.
  Board of Managers and Officers.

  (a)
  The Initial Member hereby agrees that the business and affairs of the Company shall be managed by or under the direction of a board of Managers (the "Board of Managers") designated by the Initial Member. Subject to the Act and the express limitations contained in this Agreement, the Board of Managers shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, including, without limitation,

  (i)
  Amend, modify or waive the Certificate of Formation or this Agreement;

  (ii)
  Approve the financial statements, including consolidated financial statements of the Company;

  (iii)
  Declare or pay dividends or make distributions, whether in cash, in stock or in specie, on any of its outstanding equity securities of any class;

  (iv)
  Make material changes to the nature of the business conducted by the Company;

  (v)
  Issue additional Shares in accordance with Section 14 of this Agreement, issue any other securities, or admit additional Members to the Company;

      (vi)
      Incur indebtedness, pledge or grant liens on any assets of the Company or guarantee, assume, endorse or otherwise become responsible for the obligations of any other Person);

      (vii)
      Make loans, advances or capital contributions to any Person;

      (viii)
      Appoint or remove the Company's auditors or make changes in the accounting methods or policies of the Company;

      (ix)
      Enter into or effect material transactions including involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by the Company of any assets and/or equity interests of any Person or the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of stock or sale of assets) by the Company of any assets;

      (x)
      Establish a subsidiary or enter into a joint venture or similar business arrangement;

      (xi)
      Settle any lawsuit, action, dispute or other proceeding or otherwise assume any liability; and

      (xii)
      Do all things and take all actions necessary to carrying out the terms and provisions of this Agreement.

      The Board of Managers has the authority to bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or by action of the Board of Managers, a Member may not bind the Company.

    (b)
    The initial Board of Managers designated by the Initial Member is comprised of the individuals named in Schedule A hereto (each, a "Manager"). Thereafter and subject to the terms of any Preferred Shares, the number of Managers constituting the whole board will be at least two, such number to be fixed from time to time by action of the Initial Member. Each Manager will serve as a Manager until the earlier to occur of his/her death, retirement, resignation or removal, with or without cause, by the Initial Member. Upon the death, retirement, resignation or removal of any Manager, the Initial Member may designate the replacement Manager, if any.

    (c)
    No Person shall be qualified to be a Manager or an officer of the Company if that Person is less than eighteen years of age, is of unsound mind and has been so found by a court in the United States or elsewhere or has the status of a bankrupt. All Managers and officers of the Company shall exercise at all times the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances. A Manager shall not be permitted to appoint an individual to act as an alternate to exercise some or all of such Manager's powers for any period.

    (d)
    The Company is entitled to reimburse the Managers for their reasonable expenses incurred in attending Board of Managers or committee meetings or otherwise serving as Managers.

    (e)
    The initial officers of the Company shall be designated by the Initial Member, and such initial officers are set forth on Schedule A hereto. The Board of Managers may appoint one or more additional or successor officers of the Company (which may include Managers) with such powers, titles and duties as may be approved by the Board of Managers. For greater certainty, the Initial Member may not be appointed an officer of the Company. Each officer will hold office until the first to occur of his/her death, retirement, resignation or removal with or without cause by the Board of Managers. The officers of the Company, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Managers not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to this Section 23(e), the actions of the officers of the Company taken in accordance with such powers shall bind the Company.

  24.
  Meetings of the Board of Managers.

  (a)
  Meetings of Managers shall be held in the United States of America.

  (b)
  The Board of Managers shall meet at such time and at such place in the United States of America as the Board of Managers may designate. Meetings of the Board of Managers shall only be held in person.

    (c)
    The Board of Managers shall call an annual meeting designating the place and time at which such meeting is to be held not later than fifteen months after the Company comes into existence and subsequently not later than twelve months after holding the last preceding annual meeting. A copy of any resolution of Managers fixing the place and time of an annual meeting of the Board of Managers shall be sent to each Manager forthwith after being passed, and no other notice shall be required for any such annual meeting.

    (d)
    Special meetings of the Board of Managers shall be held on the call of any one Manager upon at least two days' written notice to each other Manager, or upon such shorter notice as may be approved by all the Managers. Any Manager may waive such notice as to himself or herself.

    (e)
    Attendance of a Manager at any meeting of Managers shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.

    (f)
    A majority of the number of Managers must be present to constitute a quorum at any meeting of Managers. When the Company has fewer than three Managers, all Managers must be present at any meeting of Managers to constitute a quorum. If a quorum shall not be present at any meeting of the Board of Managers, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    (g)
    Any material matter that is to be voted on, consented to or approved by the Board of Managers shall be taken at a meeting. The Board of Managers is expressly prohibited from taking any material action without a meeting.

    (h)
    The Board of Managers shall keep regular detailed minutes of its proceedings, and the same shall be recorded in the minute book of the Company. The secretary or an assistant secretary of the Company may act as secretary for the Board of Managers if the Board of Managers so requests.

  25.
  Execution of Documents.    Deeds, transfers, assignments, agreements, contracts, obligations and other instruments in writing requiring execution by the Company may be signed by any officer of the Company, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Managers not inconsistent with this Agreement, or in such other manner as the Board of Managers may determine. For greater certainty, any deeds, transfers, assignments, agreements, contracts, obligations and other instruments in writing requiring execution by the Company shall not be executed in Canada.

  26.
  Dissolution.    The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

  (a)
  upon the liquidation, dissolution or winding up of the Company as approved by the Board of Managers; and

  (b)
  any entry of a decree of judicial dissolution under Section 18-802 of the Act.

    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

  27.
  Severability.    Should any provision of this Agreement be held to be unenforceable, such holding will not affect the validity of the remainder of this Agreement, the balance of which will continue to be binding upon the Member(s) with any such modification or amendment to become a part hereof and treated as though originally set forth in this Agreement.

  28.
  Governing Law.    This Agreement will be governed by, and construed under, the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

  29.
  Amendment.    Amendments to this Agreement may be made by the Initial Member in writing from time to time.

[Signature page follows]

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

Initial Member:	BROOKFIELD US INC., a Delaware corporation
	By:	/s/ KATHY SARPASH Name: Kathy Sarpash Title: Secretary

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  Exhibit 3.2
LIMITED LIABILITY COMPANY AGREEMENT OF BROOKFIELD FINANCE II LLC